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                                                                      EXHIBIT 23

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We have issued our reports dated January 18, 2002 (except for Note T, as to which the date is February 20, 2002), accompanying the consolidated financial statements incorporated by reference or included in the Annual Report of CET Environmental Services, Inc. (the Company) on Form 10-K for the year ended December 31, 2001. We consent to the incorporation by reference in the Company's Registration Statement on Form S-8 of the aforementioned reports.





GRANT THORNTON LLP

Denver, Colorado
April 9, 2002